Exhibit 99.9

HSN, Inc. and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$666,705	$681,506	$680,763	$879,268
Cost of sales (exclusive of depreciation shown separately below)	418,706	421,474	424,468	555,400

Gross margin	247,999	260,032	256,295	323,868
Selling and marketing expense	136,453	153,556	139,066	166,836
General and administrative expense	53,966	51,074	52,222	54,693
Production and programming expense	14,880	13,867	13,630	16,674
Amortization of non-cash marketing	—	450	3,992	—
Amortization of intangibles	4,085	2,701	2,197	3,698
Depreciation	8,468	8,621	8,760	8,514

Operating income	30,147	29,763	36,428	73,453
Other income (expense):
Interest income	69	120	36	27
Other expense	(108)	(148)	—	—

Total other (expense) income, net	(39)	(28)	36	27

Earnings from continuing operations before income taxes	30,108	29,735	36,464	73,480
Income tax provision	(11,456)	(11,315)	(13,874)	(27,909)

Earnings from continuing operations	18,652	18,420	22,590	45,571
Gain (loss) on sale of discontinued operations, net of tax	—	34,795	(4,223)	—
(Loss) income from discontinued operations, net of tax	(1,566)	21,391	(1,711)	10,885

Net income	$17,086	$74,606	$16,656	$56,456

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$231	$249	$190	$267
Selling and marketing expense	253	272	209	291
General and administrative expense	2,549	2,698	2,073	2,869
Production and programming expense	2	2	3	2

Total non-cash compensation expense	$3,035	$3,221	$2,475	$3,429

HSN, Inc. and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$666,705	$1,348,211	$2,028,974	$2,908,242
Cost of sales (exclusive of depreciation shown separately below)	418,706	840,180	1,264,648	1,820,048

Gross margin	247,999	508,031	764,326	1,088,194
Selling and marketing expense	136,453	290,009	429,075	595,911
General and administrative expense	53,966	105,040	157,262	211,955
Production and programming expense	14,880	28,747	42,377	59,051
Amortization of non-cash marketing	—	450	4,442	4,442
Amortization of intangibles	4,085	6,786	8,983	12,681
Depreciation	8,468	17,089	25,849	34,363

Operating income	30,147	59,910	96,338	169,791
Other income (expense):
Interest income	69	189	225	252
Other expense	(108)	(256)	(256)	(256)

Total other expense, net	(39)	(67)	(31)	(4)

Earnings from continuing operations before income taxes	30,108	59,843	96,307	169,787
Income tax provision	(11,456)	(22,771)	(36,645)	(64,554)

Earnings from continuing operations	18,652	37,072	59,662	105,233
Gain on sale of discontinued operations, net of tax	—	34,795	30,572	30,572
(Loss) income from discontinued operations, net of tax	(1,566)	19,825	18,114	28,999

Net income	$17,086	$91,692	$108,348	$164,804

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$231	$480	$670	$937
Selling and marketing expense	253	525	734	1,025
General and administrative expense	2,549	5,247	7,320	10,189
Production and programming expense	2	4	7	9

Total non-cash compensation expense	$3,035	$6,256	$8,731	$12,160

HSN, Inc. and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$665,587	$682,349	$671,753	$858,265
Cost of sales (exclusive of depreciation shown separately below)	410,741	410,870	413,563	530,029

Gross margin	254,846	271,479	258,190	328,236
Selling and marketing expense	131,771	148,890	135,761	168,575
General and administrative expense	44,222	45,192	45,936	50,911
Production and programming expense	14,547	13,971	13,783	14,499
Amortization of intangibles	15,355	8,557	5,156	5,156
Depreciation	10,281	9,816	8,830	8,346

Operating income	38,670	45,053	48,724	80,749
Other income (expense):
Interest income	148	148	104	186
Other expense	(163)	(310)	(253)	(314)

Total other expense, net	(15)	(162)	(149)	(128)

Earnings from continuing operations before income taxes	38,655	44,891	48,575	80,621
Income tax provision	(14,392)	(16,715)	(18,086)	(30,017)

Earnings from continuing operations	24,263	28,176	30,489	50,604
Income (loss) from discontinued operations, net of tax	469	(7,934)	(3,963)	713

Net income	$24,732	$20,242	$26,526	$51,317

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$109	$302	$107	$237
Selling and marketing expense	410	330	117	260
General and administrative expense	2,692	3,311	1,252	2,612
Production and programming expense	—	3	1	3

Total non-cash compensation expense	$3,211	$3,946	$1,477	$3,112

HSN, Inc. and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$665,587	$1,347,936	$2,019,689	$2,877,954
Cost of sales (exclusive of depreciation shown separately below)	410,741	821,611	1,235,174	1,765,203

Gross margin	254,846	526,325	784,515	1,112,751
Selling and marketing expense	131,771	280,661	416,422	584,997
General and administrative expense	44,222	89,414	135,350	186,261
Production and programming expense	14,547	28,518	42,301	56,800
Amortization of intangibles	15,355	23,912	29,068	34,224
Depreciation	10,281	20,097	28,927	37,273

Operating income	38,670	83,723	132,447	213,196
Other income (expense):
Interest income	148	296	400	586
Other expense	(163)	(473)	(726)	(1,040)

Total other expense, net	(15)	(177)	(326)	(454)

Earnings from continuing operations before income taxes	38,655	83,546	132,121	212,742
Income tax provision	(14,392)	(31,107)	(49,193)	(79,210)

Earnings from continuing operations	24,263	52,439	82,928	133,532
Income (loss) from discontinued operations, net of tax	469	(7,465)	(11,428)	(10,715)

Net income	$24,732	$44,974	$71,500	$122,817

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$109	$411	$518	$755
Selling and marketing expense	410	740	857	1,117
General and administrative expense	2,692	6,003	7,255	9,867
Production and programming expense	—	3	4	7

Total non-cash compensation expense	$3,211	$7,157	$8,634	$11,746